As filed with the Securities and Exchange Commission on July 1, 2011
Registration No.  333-153396

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHAMIR OPTICAL INDUSTRY LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

Kibbutz Shamir
Upper Galilee
12135 Israel
(Address of principal executive offices)

Israeli Plan For the Allotment of Shares/Options For 2003
Stock Option Grant Dated June 5, 2000
2005 General Share and Incentive Plan
(Full title of the Plan(s))

Shamir USA
29800 Agoura Rd., Suite 102
Agoura Hills, CA  91301-2559
Attention: Ms. Beverly Mix, Controller
(818) 889-6292
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Tel Aviv 67021, Israel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

This Post-Effective Amendment No. 1 relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

1.               Registration Statement No. 333-153396, originally filed September 10, 2008.

This Post-Effective Amendment No. 1 is filed to withdraw from registration all securities of the Registrant covered by the Registration Statements identified on the cover page of this Amendment which remain unsold as of the date hereof.

This Post-Effective Amendment No. 1 is being filed in connection with the consummation of the transactions under the Agreement and Plan of Merger, dated as of October 15, 2010, by and among the Registrant, Essilor International SA, a French société anonyme ("Essilor") and Shamrock Acquisition Sub Ltd., an Israeli company and an indirect wholly-owned subsidiary of Essilor and related transactions.

The Registrant intends to file a Form 15 on the date hereof to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kibbutz Shamir, Israel on the 1st day of July, 2011.

SHAMIR OPTICAL INDUSTRY LTD.

By:	/s/ Amos Netzer
Name: Amos Netzer
Title: President and Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Shamir Optical Industries Ltd. has signed this Post-Effective Amendment No. 1 to Form S-8 on this 1st day of July, 2011.

SHAMIR USA

By:	/s/ Amos Netzer
Name: Amos Netzer
Title: Chairman of the Board of Directors

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Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities indicated as of the 1st day of July, 2011.

Signature	Title
/s/ Amos Netzer Amos Netzer	President and Chief Executive Officer (principal executive officer)
/s/ Yagan Moshe Yagan Moshe	Chief Financial Officer (principal financial officer)
/s/ Uri Tzur Uri Tzur	Director and Chairman of the Board
/s/ Giora Ben-Ze’ev Giora Ben-Ze’ev	Director
/s/ Efrat Cohen Efrat Cohen	Director
/s/ Ami Samuels Ami Samuels	Director
/s/ Giora Yanay Giora Yanay	Director
/s/ Israel Oz Israel Oz	Director

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